Exhibit 10.29

DEFERRED STOCK UNIT AGREEMENT

UNDER THE

NON-MANAGEMENT TRUSTEE COMPENSATION AND DEFERRAL PROGRAM

UNDER THE

PUBLIC STORAGE

2016 EQUITY AND PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN

THIS DEFERRED STOCK UNIT AGREEMENT (the “Agreement”) is made as of ______________, (the “Grant Date”), by and between Public Storage (the “Company”), and __________________ (the “Grantee”).  Capitalized terms not otherwise defined herein shall have the meanings given to them in the Non-Management Trustee Compensation and Deferral Program (the “Program”) under the Public Storage 2016 Equity and Performance-Based Incentive Compensation Plan (as amended from time to time, the “Plan”) or the Plan.

WHEREAS, the Board of Trustees of the Company has duly adopted, and the shareholders of the Company have duly approved, the Plan, which provides for the grant to Service Providers of Stock Units relating to shares of Stock, which may be granted from time to time as the Committee so determines; and

WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Grantee, pursuant to the Plan and the Program, Deferred Stock Units relating to a certain number of shares of Stock as compensation for services rendered to the Company, and/or in order to provide the Grantee with an incentive to advance the interests of the Company, all according to the terms and conditions set forth in this Agreement.

NOW,  THEREFORE, in consideration of the mutual benefits hereinafter provided, and each intending to be legally bound, the Company and the Grantee agree as follows:

1.	DEFERRED STOCK UNITS.

1.1Grant.  Subject to the terms of the Plan and the Program (the terms of which will be treated as incorporated by this reference), the Company grants to the Grantee ________ Deferred Stock Units, on the terms and subject to the conditions set forth below.

1.2Vesting.  The Deferred Stock Units shall be 100% vested as of the Grant Date.

1.3Restrictions on Transfer.  The Grantee may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Deferred Stock Units.

2.	DELIVERY DATE.

2.1Time and Form.

Settlement of the Deferred Stock Units shall be made at the time (or times) and in the form specified by the Grantee in his/her applicable DSU Election(s) (the “Delivery Date(s)”).  No settlement of the Deferred Stock Units shall be later than the later of: (a) the last day of the calendar year in which the Delivery Date occurs or (b) the 15th day of the third calendar month following the Delivery Date.  Notwithstanding the foregoing or any DSU Election, in all events, settlement of the Deferred Stock Units shall be made in a lump sum as soon as administratively feasible following: (i) the Grantee’s death, (ii) the Grantee’s disability (as such term is defined for purposes of Code Section 409A), or (iii) a Change of Control of the Company (as defined for purposes of the Program), but in no case later than the later of

PSA – Form of Award Agreement 7 – Trustee Deferred RSU (Form 10-K Exhibit 10.29)

Exhibit 10.29

(1) the last day of the calendar year in which such event occurs or (2) the 15th day of the third calendar month following such event.  In those cases, the date of the relevant event shall constitute the Delivery Date for purposes of the Program.

2.2Delivery of Shares.

Settlement of the Deferred Stock Units shall be made solely in the form of shares of Stock.  When any shares are paid to Grantee, the Company shall deliver to the Grantee a certificate or electronic confirmation of ownership, as applicable, for the number of shares of Stock represented by the Deferred Stock Units which have been delivered to Grantee.  Upon the issuance of the shares, Grantee’s payment of the aggregate par value of the shares delivered to Grantee will be deemed paid by Grantee’s past services to the Company or its Affiliates.

3.	NO SHAREHOLDER RIGHTS; DIVIDEND EQUIVALENT RIGHTS.

The Grantee shall have none of the rights of a shareholder with respect to the Deferred Stock Units.  Notwithstanding the foregoing, the Grantee shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each Deferred Stock Unit held as of the record date for such dividend equal to the per-share dividend paid on the shares of Stock, which cash payment shall be made at the same time as the Company’s payment of a cash dividend on its outstanding shares of Stock.

4.	WITHHOLDING OF TAXES.

The Grantee agrees as a condition of this Agreement that the Grantee will make acceptable arrangements to pay any withholding or other taxes that may be due relating to the Deferred Stock Units or the issuance of shares of Stock with respect to the Deferred Stock Units.

5.	DISCLAIMER OF RIGHTS.

No provision of this Agreement shall be construed to confer upon the Grantee the right to continue in Service, or to interfere in any way with the right and authority of the Company or any Affiliate either to increase or decrease the compensation of the Grantee at any time, or to terminate the Grantee’s Service.

6.	INTERPRETATION OF THE AGREEMENT.

All decisions and interpretations made by the Committee with regard to any question arising under the Plan, the Program, or this Agreement shall be binding and conclusive on the Company and the Grantee and any other person.  In the event that there is any inconsistency between the provisions of this Agreement and of the Plan or Program, the provisions of the Plan or Program shall govern.

The grant of Deferred Stock Units under this Agreement is intended to comply with Code Section 409A to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Code Section 409A.

7.	GOVERNING LAW.

Except to the extent governed by provisions of the Code, the validity and construction of this Agreement shall be governed by the laws of the State of Maryland, other than any conflicts or choice of

PSA – Form of Award Agreement 7 – Trustee Deferred RSU (Form 10-K Exhibit 10.29)

Exhibit 10.29

law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of any other jurisdiction.

8.	BINDING EFFECT.

Subject to all restrictions provided for in this Agreement and by applicable law, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, transferees and assigns.

9. DATA PRIVACY.

To administer the Plan, the Company may process personal data about the Grantee. Such data includes, but is not limited to, the information provided in this Agreement, Grantee’s DSU Election, and any changes to those documents, other appropriate personal and financial data about the Grantee such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan and the Program.  By accepting this grant, the Grantee hereby gives express consent to the Company to process any such personal data.  The Grantee also gives express consent to the Company to transfer any such personal data outside the country in which the Grantee works, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who will include the Company and other persons who are designated by the Company to administer the Plan and/or the Program.

10.	CONSENT TO ELECTRONIC DELIVERY OF MATERIALS.

The Company may choose to deliver certain statutory materials relating to the Plan and/or the Program in electronic form.  By accepting this grant, the Grantee agrees that the Company may deliver the Plan prospectus and any annual reports to the Grantee in an electronic format.  If at any time the Grantee would prefer to receive paper copies of these documents, as the Grantee is entitled to, the Company would be pleased to provide copies.  The Grantee should contact the Company’s Legal Department to request paper copies of these documents.

11.	ENTIRE AGREEMENT.

This Agreement, the DSU Election made with respect to the Deferred Stock Units under and pursuant to the Program, the Program, and the Plan constitute the entire agreement, and supersede all prior understandings and agreements, written or oral, of the parties, with respect to the subject matter hereof.  Neither this Agreement nor any of its terms may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Grantee; provided, however, that the Company unilaterally may waive any provision in writing to the extent that such waiver does not adversely affect the interests of the Grantee, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision of this Agreement.

PSA – Form of Award Agreement 7 – Trustee Deferred RSU (Form 10-K Exhibit 10.29)

Exhibit 10.29

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GRANTEE:	PUBLIC STORAGE

____________________________________________	____________________________________________
Name:	Name:
Title:

Signature Page to the Deferred Stock Unit Agreement